News Release

Exhibit 99.1

Company Contact:
Dan Smith
Acuity Brands, Inc.
404-853-1423

Acuity Brands Reports Fiscal 2012 First Quarter Results
Net Sales Rise 12 Percent; Adjusted Diluted EPS Increases 32 Percent
ATLANTA, January 9, 2012 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced fiscal 2012 first quarter net sales of $474.3 million, an increase of $49.3 million, or approximately 12 percent, compared with the year-ago period. Net income for the first quarter of fiscal 2012 was $29.9 million compared with $24.4 million for the year-ago period, an increase of 23 percent. Diluted earnings per share for the first quarter of fiscal 2012 increased to $0.70 compared with $0.56 reported for the prior-year period. Included in the results for the first quarter of fiscal 2012 was a $2.7 million pre-tax special charge associated with actions to streamline the organization through the realignment of responsibilities within various selling, distribution, and administrative departments. Excluding the special charge, fiscal 2012 first quarter adjusted diluted EPS were $0.74, an increase of 32 percent compared with the year-ago period.
The year-over-year growth in fiscal 2012 first quarter net sales was due to an approximate 7 percent increase in unit volume, 3 percent from acquisitions, and 2 percent from the net impact of improved pricing that was partially offset by an unfavorable mix of products sold. The increase in unit volume was broad-based across most product categories and key sales channels in North America. Fiscal 2012 first quarter operating profit was $50.6 million compared with $45.5 million for the prior-year period. Operating profit margin for both periods was 10.7 percent. Excluding the special charge, adjusted operating profit for the first quarter of fiscal 2012 was $53.3 million, or 11.2 percent of net sales, which represents a 50 basis point improvement in operating profit margin compared with the prior-year period.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We are very pleased with our fiscal 2012 first quarter results as we continue to perform extremely well in this demanding and competitive environment. We continue to execute our strategies, including the introduction of new and more energy-efficient lighting solutions, to extend our leadership position in North America. Contributing to our year-over-year top-line growth was a 150 percent increase in sales of LED products, which now represent more than 5 percent of total net sales. The improvement in adjusted operating profit was due primarily to the benefits from higher sales volumes, price increases implemented during the prior twelve months, and productivity improvements. These benefits were partially offset by higher material costs and additional operating and amortization expense related to acquired businesses. Our strong first quarter results also reflect the continuing higher level of spending on future growth initiatives such as new products, expanded market presence, and technology and innovation.”

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The pre-tax special charge of $2.7 million recorded in the first quarter of fiscal 2012 relates primarily to actions to streamline the organization by realigning responsibilities within various selling, distribution, and administrative departments. The special charge consisted primarily of severance and related employee benefit costs associated with a modest reduction in workforce. The Company expects to achieve annualized pre-tax savings of approximately $5 million related to these streamlining efforts with approximately $3.5 million to be realized in fiscal 2012. Management continues to evaluate possible further streamlining measures that may result in additional charges this fiscal year.
Fiscal 2012 first quarter results included $2.9 million of net miscellaneous income compared with $1.2 million of net miscellaneous expense in the prior-year period. Net miscellaneous income/expense consists primarily of gains and losses resulting from the impact of exchange rates changes on foreign currency exposures, particularly those associated with the Mexican Peso.
Outlook
Mr. Nagel commented, “We remain very positive about the future prospects for our company, particularly as we become more diversified and less reliant on new building construction for growth. We believe our diversification strategy, which includes providing high quality, energy-efficient lighting solutions for all types of renovation, has allowed us to achieve volume growth for seven consecutive quarters in spite of weak new construction. We continue to position the Company to deliver short-term performance while investing in and deploying resources to further our longer-term profitable growth opportunities.
“Our performance expectations for fiscal 2012 have not changed materially during the past quarter. Updated third-party forecasts suggest that the North American lighting market, which includes renovation and relight activity, will increase in the low-to-mid single digits during the remainder of our fiscal 2012. We believe opportunities continue to exist that will allow us to outperform the markets we serve. These opportunities include benefits from growing renovation and tenant improvement projects, further expansion in underpenetrated geographies and channels, and growth from the introduction of new products and lighting solutions. This notwithstanding, we anticipate on-going volatility in both customer demand and commodity costs. Similar to prior years, the second fiscal quarter, typically our weakest quarter, is expected to once again be influenced by normal seasonality and the potential for year-end inventory rebalancing by certain customers.”
Mr. Nagel concluded, “We believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and we believe we are well positioned to fully participate in this exciting industry.”
Non-GAAP Financial Measures
Acuity Brands' management included in the above news release the terms “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, and “adjusted diluted EPS” which are non-GAAP

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financial measures provided to enhance the user's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that adjusted operating profit, adjusted operating profit margin, adjusted net income, and adjusted diluted EPS provide useful information to investors by excluding or adjusting items related to special charges associated with efforts to streamline the organization by realigning responsibilities within various selling, distribution, and administrative departments, which affected fiscal 2012 first quarter operating profit, net income and diluted EPS. Management believes the special charges impacted the comparability of the Company's results and that these items are not reflective of fixed costs that the Company will incur over the long term. However, we have incurred similar charges in prior fiscal years and continually evaluate streamlining measures which could result in additional charges in future periods. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measure for adjusted operating profit and adjusted operating profit margin are “operating profit” and “operating profit margin”, respectively, which include the impact of the special charges. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively; both GAAP measures include the impact of the special charges. The non-GAAP financial measures included in this news release have been reconciled to the nearest GAAP measure.
Conference Call
As previously announced, the Company will host a conference call to discuss first quarter results today, January 9, 2012, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world's leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2011 net sales of $1.8 billion, Acuity Brands employs approximately 6,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The company's lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Tersen®, Sunoptics®, Sensor Switch®, Lighting Control & Design™, Synergy® Lighting Controls, Pathway Connectivity™, Dark to Light®, ROAM®, RELOC® Wiring Solutions, and acculamp®.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, “remain”, and similar terms that relate to future events, performance, or results of the Company and

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specifically include statements made in this press release regarding: (a) expectation of solid growth over the next decade for the lighting and lighting-related industry and the Company's position to fully participate; (b) existence of opportunities that will allow the Company to outperform the markets it serves; (c) low-to-mid single digit growth for the North American lighting market for the remainder fiscal 2012 and the potential for continuing volatility in customer demand and commodity costs; and (d) expectation that the second fiscal quarter will once again be influenced by normal seasonality and the potential for year-end inventory rebalancing by certain customers. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company's SEC filings including the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2012 and risks discussed in Part I, “Item 1a. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended August 31, 2011. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

News Release

ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per-share data)

	November 30, 2011	August 31, 2011
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$172.7	$170.2
Accounts receivable, less reserve for doubtful accounts of $1.8 at November 30, 2011 and August 31, 2011	262.6	262.6
Inventories	162.5	165.9
Deferred income taxes	15.7	16.0
Prepayments and other current assets	25.7	15.8
Total Current Assets	639.2	630.5
Property, Plant, and Equipment, at cost:
Land	7.1	8.4
Buildings and leasehold improvements	111.4	121.2
Machinery and equipment	355.7	355.3
Total Property, Plant, and Equipment	474.2	484.9
Less — Accumulated depreciation and amortization	340.6	341.7
Property, Plant, and Equipment, net	133.6	143.2
Other Assets:
Goodwill	559.6	559.2
Intangible assets	233.0	234.2
Deferred income taxes	2.0	2.0
Other long-term assets	27.6	28.3
Total Other Assets	822.2	823.7
Total Assets	$1,595.0	$1,597.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$198.9	$203.8
Accrued compensation	22.8	45.0
Accrued pension liabilities, current	1.2	1.2
Other accrued liabilities	94.5	81.4
Total Current Liabilities	317.4	331.4
Long-Term Debt	353.4	353.4
Accrued Pension Liabilities, less current portion	56.7	60.5
Deferred Income Taxes	36.3	36.4
Self-Insurance Reserves, less current portion	7.3	7.3
Other Long-Term Liabilities	58.5	51.4
Commitments and Contingencies (see Commitments and Contingencies footnote)
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 51,188,136 issued and 41,468,881 outstanding at November 30, 2011; and 50,956,137 issued and 41,488,882 outstanding at August 31, 2011	0.5	0.5
Paid-in capital	682.4	680.3
Retained earnings	565.5	541.0
Accumulated other comprehensive loss items	(62.9)	(53.8)
Treasury stock, at cost, 9,719,255 at November 30, 2011 and 9,467,255 shares at August 31, 2011	(420.1)	(411.0)
Total Stockholders’ Equity	765.4	757.0
Total Liabilities and Stockholders’ Equity	$1,595.0	$1,597.4

News Release

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended November 30,
	2011	2010
Net Sales	$474.3	$425.0
Cost of Products Sold	280.7	248.9
Gross Profit	193.6	176.1
Selling, Distribution, and Administrative Expenses	140.3	130.6
Special Charge	2.7	—
Operating Profit	50.6	45.5
Other Expense (Income):
Interest Expense, net	7.7	7.5
Miscellaneous (Income) Expense, net	(2.9)	1.2
Total Other Expense	4.8	8.7
Income before Provision for Income Taxes	45.8	36.8
Provision for Income Taxes	15.9	12.4
Net Income	$29.9	$24.4
Earnings Per Share:
Basic Earnings per Share	$0.71	$0.57
Basic Weighted Average Number of Shares Outstanding	41.2	42.0
Diluted Earnings per Share	$0.70	$0.56
Diluted Weighted Average Number of Shares Outstanding	41.7	42.8
Dividends Declared per Share	$0.13	$0.13

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended November 30,
	2011	2010
Cash Provided by (Used for) Operating Activities:
Net income	$29.9	$24.4
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	10.1	9.6
Share-based compensation expense, net	0.2	(1.1)
Excess tax benefits from share-based payments	(1.1)	(2.9)
Loss on the sale or disposal of property, plant, and equipment	0.1	—
Deferred income taxes	(2.2)	(1.0)
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	(1.7)	11.5
Inventories	2.9	(17.8)
Prepayments and other current assets	(5.5)	(5.4)
Accounts payable	(4.2)	(11.8)
Other current liabilities	(7.2)	(8.7)
Other	6.4	8.5
Net Cash Provided by Operating Activities	27.7	5.3
Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(4.2)	(6.7)
Proceeds from sale of property, plant, and equipment	—	0.1
Acquisitions of businesses and intangible assets, net of cash acquired	(3.8)	(36.2)
Net Cash Used for Investing Activities	(8.0)	(42.8)
Cash Provided by (Used for) Financing Activities:
Repurchases of common stock	(9.2)	(2.9)
Proceeds from stock option exercises and other	0.8	3.3
Excess tax benefits from share-based payments	1.1	2.9
Dividends paid	(5.5)	(5.6)
Net Cash Used for Financing Activities	(12.8)	(2.3)
Effect of Exchange Rate Changes on Cash	(4.4)	1.0
Net Change in Cash and Cash Equivalents	2.5	(38.8)
Cash and Cash Equivalents at Beginning of Period	170.2	191.0
Cash and Cash Equivalents at End of Period	$172.7	$152.2

News Release

ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The table below reconciles certain U.S. Generally Accepted Accounting Principles (“GAAP”) financial measures to the corresponding non-GAAP measures, which exclude special charges associated with efforts to streamline the organization by realigning responsibilities within various selling, distribution, and administrative departments. These non-GAAP financial measures, including adjusted operating profit, adjusted operating profit margin, adjusted net income, and adjusted diluted earnings per share, are provided to enhance the user's overall understanding of the Company's current financial performance. Specifically, the Company believes these non-U.S. GAAP measures provide greater comparability and enhanced visibility into results excluding the impact of the special charges. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.

(In millions, except earnings per share data)	Three Months Ended November 30,
	2011		2010
		% of Sales		% of Sales
Net Sales	$474.3		$425.0

Operating Profit (GAAP)	$50.6	10.7%	$45.5	10.7%
Add-Back: Special Charge	2.7	0.5%	—	—
Adjusted Operating Profit (Non-GAAP)	$53.3	11.2%	$45.5	10.7%

Net Income (GAAP)	$29.9		$24.4
Add-Back: Special Charge	1.7		—
Adjusted Net Income (Non-GAAP)	$31.6		$24.4

Diluted Earnings Per Share (GAAP)	$0.70		$0.56
Add-Back: Special Charge	0.04		—
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.74		$0.56